Exhibit 99.2

BLACK RAVEN ENERGY, INC.

ACQUIRED PROPERTIES

AUDITED COMBINED STATEMENTS OF

REVENUES AND DIRECT OPERATING EXPENSES

Years Ended December 31, 2010 and 2009

CONTENTS

Page

INDEPENDENT AUDITOR’S REPORT	1

AUDITED FINANCIAL STATEMENTS

Combined Statements of Revenues and Direct Operating Expenses	2

Notes to Combined Statements of Revenues and Direct Operating Expenses	3

INDEPENDENT AUDITOR’S REPORT

To Black Raven Energy, Inc.

We have audited the accompanying combined statements of revenues and direct operating expenses of the oil and gas properties (the “Properties”) acquired on July 27, 2011 and December 9, 2011 by Black Raven Energy, Inc. (the “Company”), for each of the years in the two-year period ended December 31, 2010.  These statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the combined statements of revenues and direct operating expenses.  These statements are not intended to be a complete presentation of the revenues and expenses of the Properties.

In our opinion, the combined statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for each of the years in the two-year period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rylander, Clay & Opitz, LLP

February 13, 2012

BLACK RAVEN ENERGY, INC. ACQUIRED PROPERTIES

COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Years Ended December 31, 2010 and 2009

	2010	2009

Revenues
Revenues from working interests	$2,355,185	$1,411,908

Total revenue	2,355,185	1,411,908

Direct operating expenses
Lease operating expenses	1,417,626	744,111
Production and other taxes	119,353	173,399

Total direct operating expenses	1,536,979	917,510

Excess of revenues over direct operating expenses	$818,206	$494,398

See accompanying notes to statements of revenues and direct operating expenses.

BLACK RAVEN ENERGY, INC. ACQUIRED PROPERTIES

NOTES TO COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

NOTE 1.                              BASIS OF PRESENTATION

On May 25, 2011, Black Raven Energy, Inc. (“Black Raven”) entered into a Purchase and Sale Agreement with Adena Badger Creek LLC (the “Adena Badger”) to acquire producing assets and leaseholds associated with oil properties in Morgan County, Colorado.  The acquisition was effective May 1, 2011 (the “Effective Date”) and closed on July 27, 2011 for an adjusted total purchase price of approximately $15.75 million in cash, subject to contractual post-closing adjustments as set forth in the Agreement.

On October 27, 2011, Black Raven Energy, Inc. (“Black Raven”) entered into a Purchase and Sale agreement with Aspire Investments, LLC ( “Aspire”) to acquire the remaining 20% working interest in oil and gas properties in the Adena Field in Morgan County, Colorado.  The acquisition was effective July 1, 2011 and closed on December 9, 2011, for a purchase price of $1.7 million in cash, subject to post-closing adjustments as set forth in the Agreement.

The accompanying combined statements of revenues and direct operating expenses include the operations of the oil and gas properties (the “Properties”) acquired from Klabzuba and Aspire (the “Sellers”).

Total revenues in the accompanying combined statements of revenues and direct operating expenses consisted of oil production from 6 wells in 2010 as compared to oil production from 8 wells in 2009.  These wells were operated by Klabzuba Oil and Gas, Inc. (“Klabzuba”).

The Sellers did not prepare separate stand-alone historical financial statements for the Properties in accordance with accounting principles generally accepted in the United States of America.  Accordingly, it is not practicable to identify all assets and liabilities, or other indirect operating costs applicable to the Sellers.  The combined statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X, and are not necessarily indicative of the results of operations for the properties in future periods due to the exclusion of certain expenses.  The accompanying combined statements of revenues and direct operating expenses were compiled from the historical accounting records of the Sellers.

Certain excluded expenses as further described in Note 5 were not allocated to the Sellers historical financial records.  Any attempt to allocate these expenses would require significant and judgmental allocations, which would be arbitrary and may not be indicative of the performance of the Properties had they been owned by Black Raven.

These combined statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting financial position, results of operations, equity, and cash flows of the Sellers and may not be indicative of the results of operations for the Sellers going forward.

BLACK RAVEN ENERGY, INC. ACQUIRED PROPERTIES

NOTES TO COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

NOTE 2.                              SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined statements of revenues and direct operating expenses.  Actual results could differ from those estimates.

Revenue Recognition

Total revenues in the accompanying combined statements of revenues and direct operating expenses include the sale of oil to purchasers.  The Sellers recognize revenues based on the amount of oil sold to purchasers when delivery to the purchaser has occurred and title has transferred.  Total revenues do not include the effect of hedges on production from the Properties because hedging activities of the Sellers may not be reflective of the strategy that might be used by Black Raven.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of direct expenses associated with the Properties.  The direct operating expenses include lease operating and production and other tax expense.  Lease operating expenses include lifting costs, well repair, surface repair, well workover costs, and other field expenses.  Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil production activities.  Production and other taxes consist of severance and ad valorem taxes.

NOTE 3.                              RELATED PARTY TRANSACTIONS

The Properties were operated by Klabzuba, an affiliate of Adena Badger.  All revenues and expenditures were processed by the affiliate.  Producing and drilling overhead charges are not included as expenses in the accompanying combined statements of revenues and direct operating expenses.

NOTE 4.                              CONTINGENCIES

The activities of the Sellers are subject to potential claims and litigation in the normal course of operations.  Klabzuba’s management, as operator of the Properties, does not believe that any potential liability resulting from any future litigation, claims, or assessments would have a material effect on the operations or financial results of the Properties.

BLACK RAVEN ENERGY, INC. ACQUIRED PROPERTIES

NOTES TO COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

NOTE 5.                              EXCLUDED EXPENSES (UNAUDITED)

As discussed in Note 1, certain costs and expenses of the Sellers have not been included in the accompanying combined statements of revenue and direct operating expenses.  These costs, which do not contribute directly to the revenue generating activities of the Properties, include general and administrative expenses, interest, income taxes, and other indirect expenses of the Sellers that are not allocated to the Properties.  Such excluded costs are not reasonably known by management of the Sellers, and may not be indicative of future costs to be incurred by Black Raven.

Also, depreciation, depletion, and amortization and accretion of the asset retirement obligation have been excluded from the accompanying combined statements of revenues and direct operating expenses as such amounts would not necessarily be indicative of those expenses that will be incurred by Black Raven due to Black Raven’s new cost basis in the Properties.

NOTE 6.                              STANDARDIZED MEASURE (UNAUDITED)

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation.  Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined, and the pricing that was used complies with SEC regulations (the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions).  All of the proved reserves in 2010 and 2009 are located in Colorado and Wyoming.

The following table summarizes estimated proved reserves of barrels of oil as of December 31, 2010 and 2009:

(in Barrels of Oil)	2010	2009
Proved developed and undeveloped:
Beginning of year, January 1	2,437,649	710,769
Revisions of previous estimates	156,798	1,753,858
Sales of reserves in place	—	—
Discoveries	—	—
Production	(34,724)	(26,978)
End of year, December 31	2,559,723	2,437,649
Proved developed producing, December 31	280,144	302,044
Proved developed nonproducing, December 31	2,279,579	2,135,605

BLACK RAVEN ENERGY, INC. ACQUIRED PROPERTIES

NOTES TO COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

NOTE 6.         STANDARDIZED MEASURE (UNAUDITED) (Continued)

As of December 31, 2010 and 2009, 10.94% and 12.4% of the proved reserves are categorized as proved developed producing, respectively, and there are no proved reserves categorized as proved undeveloped.

The information below follows the guidelines prescribed in ASC Topic 932 for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves.  The Company follows these guidelines that are summarized as follows:

•                  Future cash inflows, production and development costs are determined by applying oil and gas prices and costs, including overhead expense allocable, transportation, quality and basis differentials to the year-end quantities of oil and gas to be produced in the future;

•                  Future income taxes are estimated using current statutory income tax rates and estimated future statutory depletion;

•                  Future operating and development costs are based on estimates of expenditures in developing and producing proved oil and gas reserves in place at year-end, assuming continuity of year-end economic conditions;

•                  The resulting cash flows are reduced to present value using a 10% discount rate; and

•                  For the year ended December 31, 2010, the Company used an oil price of $71.90 per barrel and a natural gas price of $4.62 per Mcf, as adjusted for energy content.  For the year ended December 31, 2009, the Company used an oil price of $65.00 per barrel and a natural gas price of $3.56 per Mcf, as adjusted for energy content.

The following summarizes the standardized measure of future net cash flows related to its proved oil and gas reserves as of December 31, 2010 and 2009 as prescribed in ASC Topic 932:

(in thousands)	2010	2009
Future cash flows	$156,410	$131,164
Future production costs	(102,826)	(89,770)
Future development costs	(8,374)	(8,923)
Future income taxes	—	—
Future net cash flows	45,210	32,471
Ten percent discount	(22,792)	(17,293)
Standardized measure of discounted future net cash flows	$22,418	$15,178

BLACK RAVEN ENERGY, INC. ACQUIRED PROPERTIES

NOTES TO COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

NOTE 6.         STANDARDIZED MEASURE (UNAUDITED) (Continued)

The following summarizes the changes in the standardized measure of discounted future net cash flows related to proved oil and gas reserves as of December 31, 2010 and 2009, as prescribed in ASC Topic 932.

(in thousands)	2010	2009
Standardized measure — beginning of year	$15,178	$6,094
Sales and transfers, net of production costs	(820)	(495)
Net change in sales and transfer prices, net of production costs	2,345	(33,101)
Discoveries and extensions	—	—
Changes in future development costs	(272)	—
Revisions of quantity estimates	4,734	47,291
Accretion of discount	1,518	609
Net changes in income taxes	—	—
Purchases of reserves in place	—	—
Changes to production rates (timing) and other	(265)	(5,220)
Standardized measure of discounted future net cash flows	$22,418	$15,178